Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

(Investor Relations)	(Corporate Press)
Nicole Shevins	Alan Lewis
Senior Vice President	Vice President
Investor Relations & Corporate Communications	Corporate Communications & Public Affairs
Take-Two Interactive Software, Inc.	Take-Two Interactive Software, Inc.
(646) 536-3005	(646) 536-2983
nicole.shevins@take2games.com	Alan.Lewis@take2games.com

Take-Two Interactive Software, Inc. Reports Strong Results

for Fiscal Third Quarter 2021

GAAP net revenue was $860.9 million

GAAP net income per diluted share increased 10% to $1.57

GAAP net cash provided by operating activities

for the nine-months ended December 31, 2020 increased 79% to $787.7 million

Adjusted Unrestricted Operating Cash Flow (Non-GAAP)

for the nine-months ended December 31, 2020 increased 56% to $854.3 million

Net Bookings were $814.3 million

Company again raises outlook for fiscal year 2021, including record Net Bookings

New York, NY – February 8, 2021 – Take-Two Interactive Software, Inc. (NASDAQ: TTWO) today reported strong results for its fiscal third quarter 2021 ended December 31, 2020. In addition, the Company provided its initial outlook for its fiscal fourth quarter ending March 31, 2021 and again increased its outlook for the fiscal year 2021, ending March 31, 2021. For additional information, please see the fiscal third quarter 2021 results slide deck posted to the Company’s investor relations website at http://ir.take2games.com.

Fiscal Third Quarter 2021 Financial Highlights

GAAP net revenue was $860.9 million, as compared to $930.1 million in last year’s fiscal third quarter. Recurrent consumer spending (which is generated from ongoing consumer engagement and includes virtual currency, add-on content and in-game purchases) increased 57% and accounted for 62% of total GAAP net revenue. The largest contributors to GAAP net revenue in fiscal third quarter 2021 were NBA® 2K21 and NBA 2K20; Grand Theft Auto® Online and Grand Theft Auto V; Red Dead Redemption 2 and Red Dead Online; Social Point’s mobile offerings; the Mafia: Definitive Editions and Mafia: Trilogy; Borderlands® 3; the WWE® series; and Sid Meier’s Civilization VI.

Digitally-delivered GAAP net revenue increased 4% to $728.5 million, as compared to $700.3 million in last year’s fiscal third quarter, and accounted for 85% of total GAAP net revenue. The largest contributors to GAAP digitally-delivered net revenue in fiscal third quarter 2021 were NBA 2K20 and NBA 2K21; Grand Theft Auto Online and Grand Theft Auto V; Red Dead Redemption 2 and Red Dead Online; Social Point’s mobile offerings; Borderlands 3; the Mafia Definitive Editions and Mafia: Trilogy; the WWE series; and Sid Meier’s Civilization VI.

GAAP net income increased 11% to $182.2 million, or $1.57 per diluted share, as compared to $163.6 million, or $1.43 per diluted share, for the comparable period last year. GAAP net income included the favorable impact of a gain on long-term investments of approximately $40.6 million due to the sale of a portion of one of our investments and the resulting increase in value of the remaining portion of that investment.

During the nine-month period ended December 31, 2020, GAAP net cash provided by operating activities increased 79% to $787.7 million, as compared to $440.0 million in the same period last year. During the nine-month period ended December 31, 2020, Adjusted Unrestricted Operating Cash Flow (Non-GAAP), which is defined as GAAP net cash from operating activities, adjusted for changes in restricted cash, increased 56% to $854.3 million, as compared to $547.9 million in the same period last year (please see the section below titled “Non-GAAP Financial Measure” for additional information). As of December 31, 2020, the Company had cash and short-term investments of $2.42 billion. Included in our restricted cash as of December 31, 2020 was the cash portion of our offer to acquire Codemasters Group Holdings PLC (“Codemasters”), a UK-based game publisher and developer. As of January 13, 2021, the offer lapsed, and the cash was no longer restricted.

The following data, together with a management reporting tax rate of 16%, are used internally by the Company’s management and Board of Directors to adjust the Company’s GAAP financial results in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

		Three Months Ended December 31, 2020
			Financial Data
$ in thousands	Statement of operations	Change in deferred net revenue and related cost of goods sold	Stock-based compensation	Impact of business reorganization	Business acquisition	Amortization & impairment of acquired intangible assets	Gain on long- term investments, net
Net revenue	$860,889	(46,607)
Cost of goods sold	346,244	9,848	(13,100)			(6,428)
Gross profit	514,645	(56,455)	13,100			6,428
Operating expenses	338,588		(28,016)	377	(3,427)	(3,494)
Income from operations	176,057	(56,455)	41,116	(377)	3,427	9,922
Interest and other, net	1,098	(2,874)
Gain on long-term investments, net	39,291						(39,291)
Income before income taxes	216,446	(59,329)	41,116	(377)	3,427	9,922	(39,291)

In order to calculate net income per diluted share for management reporting purposes, the Company uses its fully diluted share count of 116.1 million.

Operational Metric – Net Bookings

Net Bookings is defined as the net amount of products and services sold digitally or sold-in physically during the period, and includes licensing fees, merchandise, in-game advertising, strategy guides and publisher incentives.

During fiscal third quarter 2021, total Net Bookings were $814.3 million, as compared to $888.2 million during last year’s fiscal third quarter. Net Bookings from recurrent consumer spending grew 30% and accounted for 58% of total Net Bookings. The largest contributors to Net Bookings in fiscal third quarter 2021 were NBA 2K21 and NBA 2K20; Grand Theft Auto Online and Grand Theft Auto V; Red Dead Redemption 2 and Red Dead Online; Social Point’s mobile offerings; the Mafia: Definitive Editions and Mafia: Trilogy; the WWE series; Borderlands 3; Sid Meier’s Civilization VI; and PGA TOUR 2K21.

Catalog accounted for $500.0 million of Net Bookings led by Grand Theft Auto; Red Dead Redemption; Social Point’s mobile offerings; Borderlands; the Mafia: Definitive Editions and Mafia: Trilogy; NBA 2K; and the WWE series.

Digitally-delivered Net Bookings were $664.4 million, as compared to $690.6 million in last year’s fiscal third quarter, and accounted for 82% of total Net Bookings. The largest contributors to digitally-delivered Net Bookings in fiscal third quarter 2021 were NBA 2K21 and NBA 2K20; Grand Theft Auto Online and Grand Theft Auto V; Red Dead Redemption 2 and Red Dead Online; Borderlands 3; Social Point’s mobile offerings; the WWE series; the Mafia: Definitive Editions and Mafia: Trilogy; and Sid Meier’s Civilization VI.

Management Comments

“Due to an incredibly strong holiday season, coupled with our ability to provide consistently the highest quality entertainment experiences, especially as many individuals continue to shelter at home, Take-Two delivered operating results that significantly exceeded our expectations,” said Strauss Zelnick, Chairman and CEO of Take-Two. “The outperformance of Grand Theft Auto Online, Grand Theft Auto V, NBA 2K, the Mafia: Definitive Editions and Mafia: Trilogy, and Red Dead Redemption 2 reflects our development teams' boundless passion, creativity, and commitment to captivate and engage audiences."

“As a result of our better-than-expected third quarter operating results and increased forecast for the remainder of the year, we are once again raising our fiscal year 2021 outlook, and we expect to achieve record Net Bookings of $3.37 billion to $3.42 billion.”

“Take-Two is exceedingly well-positioned to capitalize further on the positive trends of our industry and to pursue our core mission to become the most innovative, creative, and efficient entertainment company in the world. By scaling our business further through a highly disciplined approach to both organic and inorganic growth opportunities, having the willingness to explore and experiment with new markets and business models, and investing prudently to enhance our global infrastructure and resources, Take-Two remains poised to generate growth and margin expansion over the long-term.”

COVID-19 Update

At Take-Two, our number one priority is the health and safety of our employees and their families. After moving to work-from-home environments by mid-March 2020, several of our offices have re-opened on a voluntary basis. With more people staying at home, we have experienced, and are continuing to experience, heightened levels of engagement and Net Bookings growth-to-date. The full extent of the impact of the COVID-19 pandemic to our business, operations and financial results will depend on numerous evolving factors that we are not able to predict. The key risks to our business are set forth under the heading “Cautionary Note Regarding Forward-Looking Statements” in this release and in Take-Two’s Annual Report on Form 10-K for the fiscal year ended March 31, 2020.

Business and Product Highlights

Since October 1, 2020:

Take-Two:

•	Take-Two maintained its commitment to giving back to its communities. During fiscal year 2021, across our Company and labels, we have donated over $18 million to provide support to more than 190 organizations throughout the world, and we will continue these efforts. Our donations have supported charities oriented with COVID-19 relief efforts, as well as efforts to enhance diversity and inclusion within our industry and to help eradicate racial injustice within our communities.

•	On November 6, 2020, Take-Two announced that it had confirmed an announcement made by the Board of Codemasters that the Company had made a proposal to possibly acquire UK-based game publisher and developer Codemasters. On December 14, 2020, Take-Two announced that it noted an announcement made by Codex Games Limited, an indirect subsidiary of Electronic Arts Inc. (“Electronic Arts”), of a firm intention to make an offer for Codemasters, and a subsequent announcement made by the Board of Codemasters to change its recommendation from the acquisition of Codemasters by Take-Two in favor of Electronic Arts. On January 13, 2021, Take-Two announced that, with the consent of the Panel, its offer to acquire Codemasters had lapsed.

Rockstar Games:

•	Acquired Ruffian Games. Based in Dundee, Scotland, the studio will operate under the new name of Rockstar Dundee. Terms of the acquisition were not disclosed. Founded in 2008 by Gary Liddon and Billy Thomson, Ruffian partnered with 343 Industries to work on Halo: Reach from the Halo Master Chief Collection, among many other projects. Ruffian’s talented team of just over 40 have a depth of development experience that includes work on some early Rockstar titles from the Grand Theft Auto and Manhunt series. Both Liddon and Thomson will remain on-board as Co-Studio Directors of Rockstar Dundee.
•	Released Grand Theft Auto Online's biggest update to date - The Cayo Perico Heist - featuring a new tropical island Heist location for up to four players, including, for the first time, the option to play the entire Heist solo. The update also features a new nightclub – The Music Locker – open to the public and featuring performances by real-world DJs Moodymann, Palms Trax and Keinemusik, two new radio stations, updates to two existing radio stations, a purchasable submarine HQ, 13 additional new vehicles, three weapons, new clothing and more. In addition, Rockstar Games released an array of free content updates for Grand Theft Auto Online, including Halloween-themed Business Battles featuring UFOs and several new vehicles including sports cars, dirt bikes, military vehicles and more.
•	Released a standalone version of Red Dead Online for PlayStation 4, Xbox One and PC that for the first time allows new players who do not already own Red Redemption 2 to experience everything that Red Dead Online has to offer, including access to all future content updates. Players will also have the option to unlock Red Dead Redemption 2: Story Mode via an additional purchase.
•	Released new free content updates for Red Dead Online, including:
o	For the Naturalist Role: New Sighting Missions, including the Golden Spirit Bear, Ruddy Moose, and Iwakta Panther; and New Legendary Animals, including the Legendary Nightwalker and Ghost Panther, along with new clothing, weapons, locations and more;
o	The Halloween Pass that featured new cosmetic items and weapons, photo studio backgrounds and a Gothic Décor Theme for a player's Moonshine Bar;
o	For the Bounty Hunter Role: The Prestigious Bounty Hunter License, featuring 10 new Prestigious Ranks with new Role Items, Infamous Bounties, and new Prestigious Legendary Bounty: Gene “Beau” Finley, alongside the Outlaw Pass No. 4 and its new rewards, clothing, skill pamphlets, and photography enhancements, plus, new Mustang and Missouri Fox Trotter horses and gameplay improvements. Additional Legendary Bounties for Carmela "La Muñeca" Montez and Virgil “The Shepherd” Edwards were later released;
o	New Horses and Festive Showdowns, which introduced new Turkoman horse breeds and festive renditions of modes such as Make It Count - Bow & Arrow and Last Stand.
•	Throughout the calendar year, Rockstar Games will continue to support both Red Dead Online and Grand Theft Auto Online with more content updates to keep new and returning players excited and engaged.

2K:

•	Launched NBA 2K21 for PlayStation 5 and Xbox Series X. Built from the ground up for next-generation consoles, NBA 2K21 once again redefined the standard for sports simulations. In addition to unparalleled graphics and loading speeds, NBA 2K21 introduced several initiatives to bridge prior and new console generations of the game, including MyTEAM Cross-Progression and a Shared VC Wallet within the same console families. NBA legend Kobe Bryant’s lifetime achievement of basketball excellence is celebrated with the NBA 2K21 Mamba Forever Edition, which provides players with seamless access to both prior and next-generation versions of the game. In addition, NBA 2K21 features The City, a completely overhauled Park experience, exclusive to NBA 2K21 on next-generation consoles. Originally introduced in NBA 2K14 for Xbox One and PS4, The Park helped push 2K forward by creating a competitive online basketball environment that allowed our quickly growing community to compete against one another outside of the authentic NBA experience. The City, which is many times larger and a more immersive community-based experience, is only possible on next-generation consoles, and is Visual Concept’s most ambitious execution of a virtual basketball community.

•	Expanded the breadth of NBA 2K offerings with the releases of NBA SuperCard and NBA 2K Mobile Season 3 for iOS and Android devices.
•	Launched Borderlands 3 for PlayStation 5 and Xbox Series X. The title has been fully optimized for next-generation consoles, making mayhem bigger and bolder than ever before. All players who own or purchase the game on prior consoles will be able to download the next-generation upgrade within the same console family free of charge. This free next-gen upgrade will add several exclusive features, including 4K resolution at 60 frames-per-second in single-player and online co-op, plus support for three- and four-player split-screen co-op. In addition, 2K released a second Season Pass for Borderlands 3 for all previously released and next-generation versions of the game. Season Pass 2 includes two brand new content add-ons - Designer’s Cut, which adds all new ways to play Borderlands 3 by introducing a new Skill Tree for each Vault Hunter, a new standalone mode called Arms Race, and more; and the Director’s Cut, which is planned for release in spring 2021.
•	Released a series of free and paid content for PGA TOUR 2K21 for PlayStation 4, Xbox One, Switch (digital), PC and Stadia, including the 3-Hole Match Types update, the Halloween update, and the Clubhouse Pass (standard, premium and premium+ editions).
•	Launched the Babylon and Vietnam & Kublai Khan packs for Sid Meier's Civilization VI as part of Firaxis Games' New Frontier Pass for PlayStation 4, Xbox One, Nintendo Switch and PC. The packs feature new civilizations and leaders, and are also available for individual purchase. The final Frontier Pass pack will be released in March 2021.
•	Released a series of roster updates featuring notable WWE Superstars and Legends for WWE 2K Battlegrounds, the arcade-style brawler that takes over-the-top WWE action to new heights, for PlayStation 4, Xbox One, PC, Switch and Stadia. WWE 2K Battlegrounds brings fast-paced action and an assortment of power-ups, special moves, unconventional melee items and interactive environments to take the brawl to the next level. Players can take on the challenges alone or compete with friends and family in person or online in cooperative and competitive multiplayer modes.
•	Launched Season 7 of WWE SuperCard, the newest addition to the action-packed collectible card-battling game, as a free, downloadable update for iOS, Android, and Facebook Gaming.

Private Division:

•	Continues to release new, free content for Kerbal Space Program, including the Some Assembly Required update for Kerbal Space Program for PC on December 17, 2020, and a new content update for Kerbal Space Program: Enhanced Edition for PlayStation 4 and Xbox One on January 14, 2021. These free updates continue to provide new features and content for all players of the critically acclaimed physics-based space simulation game.
•	Launched Kerbal Space Program, its beloved space simulation, on Tencent's WeGame portal in China on February 2, 2021.
•	Announced that on February 10, 2021, it will release, along with Obsidian Entertainment, The Outer Worlds: Peril on Gorgon, the first narrative-led expansion for the critically acclaimed, darkly humorous sci-fi RPG for the Nintendo Switch. The expansion was released previously for PlayStation 4, Xbox One, and PC, and is available individually or at a discount as part of The Outer Worlds Expansion Pass, which will also include The Outer Worlds: Murder on Eridanos, the second expansion set to launch on PlayStation 4, Xbox One, and PC this fiscal year, and on Nintendo Switch in calendar 2021.

Outlook for Fiscal 2021

Take-Two is providing its initial outlook for its fiscal fourth quarter ending March 31, 2021 and again increasing its outlook for the fiscal year ending March 31, 2021:

Fourth Quarter Ending March 31, 2021

•	GAAP net revenue is expected to range from $702 to $752 million
•	GAAP net income is expected to range from $102 to $113 million
•	GAAP diluted net income per share is expected to range from $0.88 to $0.98
•	Share count used to calculate both GAAP and management reporting diluted net income per share is expected to be 116.1 million (1)
•	Net Bookings (operational metric) are expected to range from $602 to $652 million

The Company is also providing selected data and its management reporting tax rate of 16%, which are used internally by its management and Board of Directors to adjust the Company’s GAAP financial outlook in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Three Months Ending March 31, 2021
		Financial Data
$ in millions	GAAP outlook (2)	Change in deferred net revenue and related cost of goods sold	Stock-based compensation (3)	Amortization of Intangible Assets
Net revenue	$702 to $752	$(100)

Cost of goods sold	$267 to $293	$(5)	$(11)	$(6)

Operating expenses	$316 to $326		$(26)	$(3)

Interest and other, net	($2)

Income (loss) before income taxes	$121 to $134	$(95)	$37	$9

Fiscal Year Ending March 31, 2021

•	GAAP net revenue is expected to range from $3.235 to $3.285 billion
•	GAAP net income is expected to range from $472 to $484 million
•	GAAP diluted net income per share is expected to range from $4.08 to $4.18
•	Share count used to calculate both GAAP and management reporting diluted net income per share is expected to be 115.5 million (3)
•	Net cash provided by operating activities is expected to be over $810 million
•	Adjusted Unrestricted Operating Cash Flow (Non-GAAP) is expected to be over $750 million (4)
•	Capital expenditures are expected to be approximately $75 million
•	Net Bookings (operational metric) are expected to range from $3.37 to $3.42 billion

The Company is also providing selected data and its management reporting tax rate of 16%, which are used internally by its management and Board of Directors to adjust the Company’s GAAP financial outlook in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Twelve Months Ending March 31, 2021
		Financial Data
$ in millions	GAAP outlook (2)	Change in deferred net revenue and related cost of goods sold	Stock-based compensation (3)	Gain on long term investments, net	Amortization of Intangible Assets	Reorganization & Acquisition
Net revenue	$3,235 to $3,285	$135

Cost of goods sold	$1,522 to $1,548	$9	$(67)		$(17)

Operating expenses	$1,220 to $1,230		$(106)		$(11)	$(3)

Interest and other, net	($52)	$5		$38

Income (loss) before income taxes	$545 to $559	$121	$173	$(38)	$28	$3

1)	Includes 115.1 million basic shares and 1.0 million shares representing the potential dilution from unvested employee stock grants.
2)	The individual components of the financial outlook may not foot to the totals, as the Company does not expect actual results for every component to be at the low end or high end of the outlook range simultaneously.
3)	Includes 114.5 million basic shares and 1.0 million shares representing the potential dilution from unvested employee stock grants.
4)	Includes a $60 million net decrease in restricted cash for fiscal 2021.

Key assumptions and dependencies underlying the Company’s outlook include: the timely delivery of the titles included in this financial outlook; a stable economic environment; continued consumer acceptance of Xbox One and PlayStation 4; the ability to develop and publish products that capture market share for these current generation systems while also leveraging opportunities on PlayStation 5 and Xbox Series X, PC, mobile and other platforms; and stable foreign exchange rates. See also “Cautionary Note Regarding Forward Looking Statements” below.

Product Releases

The following titles have been released since October 1, 2020:

Label	Title	Platforms	Release Date
2K	PGA TOUR 2K21 - 3-Hole Match Types update (DLC)	PS4, Xbox One, Switch, PC, Stadia	October 2, 2020
Private Division	Kerbal Space Program: Shared Horizon (free update)	PS4, Xbox One	October 14, 2020
2K	PGA TOUR 2K21 - Halloween update (DLC)	PS4, Xbox One, Switch, PC, Stadia	October 20, 2020
2K	WWE 2K Battlegrounds Roster update #1 (DLC)	PS4, Xbox One, Switch, PC, Stadia	November 6, 2020
2K	Borderlands 3	Xbox Series X (digital only)	November 10, 2020
2K	NBA 2K21	Xbox Series X	November 10, 2020
2K	Borderlands 3 - Season Pass 2	PS4, PS5, Xbox One, Xbox Series X, PC, Stadia	November 10, 2020
2K	Borderlands 3 - Designer's Cut (part of Season Pass 2 DLC)	PS4, PS5, Xbox One, Xbox Series X, PC, Stadia	November 10, 2020
2K	Borderlands 3	PS5 (digital only)	November 12, 2020
2K	NBA 2K21	PS5	November 12, 2020
2K	WWE SuperCard - Season 7	iOS, Android, Facebook Gaming	November 18, 2020
2K	Carnival Games	PC	November 19, 2020
2K	Sid Meier's Civilization VI – New Frontier Pass: Babylon Pack (DLC)	PS4, Xbox One, Switch, PC	November 19, 2020
2K	WWE 2K Battlegrounds Roster Update #2 (DLC)	PS4, Xbox One, Switch, PC, Stadia	November 23, 2020
Rockstar Games	Red Dead Online Standalone	PS4, Xbox One, PC	December 1, 2020
2K	NBA 2K Mobile Season 3	iOS, Android	December 1, 2020
2K	PGA TOUR 2K21 - Clubhouse Pass Premium/Premium+ (DLC)	PS4, Xbox One, PC, Stadia	December 3, 2020
2K	PGA TOUR 2K21 - Clubhouse Pass Premium/Premium+ (DLC)	Switch	December 10, 2020
2K	NBA SuperCard	iOS, Android	December 10, 2020
Rockstar Games	Grand Theft Auto Online: The Cayo Perico Heist	PS4, Xbox One, PC	December 15, 2020
2K	WWE 2K Battlegrounds Roster Update #3 (DLC)	PS4, Xbox One, Switch, PC, Stadia	December 23, 2020
2K	WWE 2K Battlegrounds Roster Update #4 (DLC)	PS4, Xbox One, Switch, PC, Stadia	January 27, 2021
2K	Sid Meier's Civilization VI – New Frontier Pass: Vietnam & Kublai Khan Pack (DLC)	PS4, Xbox One, Switch, PC	January 28, 2021
Private Division	Kerbal Space Program	WeGame (China)	February 2, 2021

Take-Two's lineup of future titles announced to-date includes:

Label	Title	Platforms	Release Date
Private Division	The Outer Worlds: Peril on Gorgon (DLC)	Switch	February 10, 2021
2K	WWE 2K Battlegrounds Roster Update #5 (DLC)	PS4, Xbox One, Switch, PC, Stadia	February 10, 2021
2K	Sid Meier's Civilization VI – New Frontier Pass (DLC)	PS4, Xbox One, Switch, PC	March 2021
2K	Borderlands 3 - Director's Cut (part of Season Pass 2 DLC)	PS4, PS5, Xbox One, Xbox Series X, PC, Stadia	Spring 2021
Private Division	The Outer Worlds: Murder on Eridanos (DLC)	PS4, Xbox One, PC	Fiscal 2021
Private Division	The Outer Worlds: Murder on Eridanos (DLC)	Switch	Calendar 2021
Rockstar Games	Grand Theft Auto V	PS5, Xbox Series X	Fiscal 2022
Private Division	Kerbal Space Program 2	PS4, Xbox One, PC	Fiscal 2023

Conference Call

Take-Two will host a conference call today at 4:30 p.m. Eastern Time to review these results and discuss other topics. The call can be accessed by dialing (877) 407-0984 or (201) 689-8577. A live listen-only webcast of the call will be available by visiting http://ir.take2games.com and a replay will be available following the call at the same location.

Non-GAAP Financial Measure

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses a Non-GAAP measure of financial performance: Adjusted Unrestricted Operating Cash Flow, which is defined as GAAP net cash from operating activities, adjusted for changes in restricted cash. The Company’s management believes it is important to consider Adjusted Unrestricted Operating Cash Flow, in addition to net cash from operating activities, as it provides more transparency into current business trends without regard to the timing of payments from restricted cash, which is primarily related to a dedicated account limited to the payment of certain internal royalty obligations.

This Non-GAAP financial measure is not intended to be considered in isolation from, as a substitute for, or superior to, GAAP results. This Non-GAAP financial measure may be different from similarly titled measures used by other companies. In the future, Take-Two may also consider whether other items should also be excluded in calculating this Non-GAAP financial measure used by the Company. Management believes that the presentation of this Non-GAAP financial measure provides investors with additional useful information to measure Take-Two's financial and operating performance. In particular, this measure facilitates comparison of our operating performance between periods and may help investors to understand better the operating results of Take-Two. Internally, management uses this Non-GAAP financial measure in assessing the Company's operating results and in planning and forecasting. A reconciliation of this Non-GAAP financial measure to the most comparable GAAP measure is contained in the financial tables to this press release.

Final Results

The financial results discussed herein are presented on a preliminary basis; final data will be included in Take-Two’s Quarterly Report on Form 10-Q for the period ended December 31, 2020.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a leading developer, publisher and marketer of interactive entertainment for consumers around the globe.  We develop and publish products principally through Rockstar Games, 2K, Private Division, and Social Point.  Our products are designed for console systems and personal computers, including smartphones and tablets, and are delivered through physical retail, digital download, online platforms and cloud streaming services.  The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO.  For more corporate and product information please visit our website at http://www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Cautionary Note Regarding Forward-Looking Statements

The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "potential," "predicts," "projects," "seeks," “should,” "will," or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company's future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: the uncertainty of the impact of the COVID-19 pandemic and measures taken in response thereto; the effect that measures taken to mitigate the COVID-19 pandemic have on our operations, including our ability to timely deliver our titles and other products, and on the operations of our counterparties, including retailers and distributors; the effects of the COVID-19 pandemic on both consumer demand and the discretionary spending patterns of our customers as the situation with the pandemic continues to evolve; the impact of reductions in interest rates by the Federal Reserve and other central banks, including on our short-term investment portfolio; the impact of potential inflation; volatility in foreign currency exchange rates; our dependence on key management and product development personnel; our dependence on our Grand Theft Auto and NBA 2K products and our ability to develop other hit titles; our ability to leverage opportunities on PlayStation 5 and Xbox Series X; the timely release and significant market acceptance of our games; the ability to maintain acceptable pricing levels on our games; and risks associated with international operations.

Other important factors and information are contained in the Company's most recent Annual Report on Form 10-K, including the risks summarized in the section entitled "Risk Factors," the Company’s most recent Quarterly Report on Form 10-Q, and the Company's other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

# # #

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three months ended December 31,		Nine months ended December 31,
	2020	2019	2020	2019
Net revenue	$860,889	$930,129	$2,533,341	$2,328,429
Cost of goods sold:
Internal royalties	137,657	166,432	479,524	339,312
Software development costs and royalties	83,514	130,985	374,332	451,422
Licenses	57,917	48,717	206,880	130,914
Product costs	67,156	90,959	194,702	225,162
Total cost of goods sold	346,244	437,093	1,255,438	1,146,810

Gross profit	514,645	493,036	1,277,903	1,181,619

Selling and marketing	139,906	137,068	338,376	378,455
General and administrative	98,624	84,531	292,230	236,023
Research and development	86,428	82,520	233,752	227,680
Depreciation and amortization	14,007	12,330	40,116	35,611
Business reorganization	(377)	(246)	(138)	467
Total operating expenses	338,588	316,203	904,336	878,236
Income from operations	176,057	176,833	373,567	303,383
Interest and other, net	1,098	11,943	12,022	30,422
Gain on long-term investments, net	39,291	-	38,636	-
Income before income taxes	216,446	188,776	424,225	333,805
Provision for income taxes	34,198	25,134	54,151	52,068
Net income	$182,248	$163,642	$370,074	$281,737

Earnings per share:
Basic earnings per share	$1.58	$1.44	$3.23	$2.49
Diluted earnings per share	$1.57	$1.43	$3.20	$2.47

Weighted average shares outstanding:
Basic	115,004	113,251	114,436	112,996
Diluted	116,117	114,254	115,573	114,009

Computation of Basic EPS:
Net income	$182,248	$163,642	$370,074	$281,737

Weighted average shares outstanding - basic	115,004	113,251	114,436	112,996

Basic earnings per share	$1.58	$1.44	$3.23	$2.49

Computation of Diluted EPS:
Net income for diluted EPS calculation	$182,248	$163,642	$370,074	$281,737

Weighted average shares outstanding - basic	115,004	113,251	114,436	112,996
Add: dilutive effect of common stock equivalents	1,113	1,003	1,137	1,013
Weighted average common shares outstanding - diluted	116,117	114,254	115,573	114,009

Diluted earnings per share	$1.57	$1.43	$3.20	$2.47

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	December 31,	March 31,
	2020	2020
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$1,649,832	$1,357,664
Short-term investments	772,683	644,003
Restricted cash and cash equivalents	764,419	546,604
Accounts receivable, net of allowances of $350 and $443 at December 31, 2020 and March 31, 2020, respectively	581,136	592,555
Inventory	26,733	19,108
Software development costs and licenses	48,784	40,316
Deferred cost of goods sold	19,854	19,598
Prepaid expenses and other	296,518	273,503
Total current assets	4,159,959	3,493,351

Fixed assets, net	135,257	131,888
Right-of-use assets	161,750	154,284
Software development costs and licenses, net of current portion	436,702	401,778
Goodwill	534,535	386,494
Other intangibles, net	117,618	51,260
Deferred tax assets	127,312	116,676
Long-term restricted cash and cash equivalents	98,538	89,124
Other assets	194,428	123,977
Total assets	$5,966,099	$4,948,832

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$100,159	$65,684
Accrued expenses and other current liabilities	1,219,614	1,169,884
Deferred revenue	991,476	777,784
Lease liabilities	30,540	25,187
Total current liabilities	2,341,789	2,038,539

Non-current deferred revenue	31,813	28,339
Non-current lease liabilities	156,835	152,059
Non-current software development royalties	108,667	104,417
Other long-term liabilities	171,704	86,234
Total liabilities	2,810,808	2,409,588

Stockholders' equity:
Preferred stock, $.01 par value, 5,000 shares authorized	-	-
Common stock, $.01 par value, 200,000 shares authorized; 137,504 and 135,927 shares issued and 115,083 and 113,506 outstanding at December 31, 2020 and March 31, 2020, respectively	1,375	1,359
Additional paid-in capital	2,327,913	2,134,748
Treasury stock, at cost; 22,421 common shares at December 31, 2020 and, March 31, 2020, respectively	(820,572)	(820,572)
Retained earnings	1,652,159	1,282,085
Accumulated other comprehensive loss	(5,584)	(58,376)
Total stockholders' equity	3,155,291	2,539,244
Total liabilities and stockholders' equity	$5,966,099	$4,948,832

 TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine months ended December 31,
	2020	2019
Operating activities:
Net income	$370,074	$281,737
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and impairment of software development costs and licenses	113,392	115,823
Depreciation	40,790	35,246
Amortization of intellectual property	22,006	15,981
Stock-based compensation	139,835	176,598
Gain on long-term investments	(40,588)	-
Other, net	(89)	1,809
Changes in assets and liabilities:
Accounts receivable	19,544	(249,709)
Inventory	(6,452)	3,688
Software development costs and licenses	(144,951)	(18,552)
Prepaid expenses and other current and other non-current assets	(49,321)	(215,060)
Deferred revenue	208,182	11,751
Deferred cost of goods sold	463	18,602
Accounts payable, accrued expenses and other liabilities	114,776	262,061
Net cash provided by operating activities	787,661	439,975

Investing activities:
Change in bank time deposits	73,000	114,720
Proceeds from available-for-sale securities	363,628	243,170
Purchases of available-for-sale securities	(563,815)	(311,995)
Purchases of fixed assets	(40,207)	(34,790)
Proceeds from sale of long-term investments	22,472	-
Purchases of long-term investments	(16,452)	(26,142)
Business acquisitions	(79,525)	(12,040)
Net cash used in investing activities	(240,899)	(27,077)

Financing activities:
Tax payment related to net share settlements on restricted stock awards	(60,586)	(71,260)
Issuance of common stock	14,215	10,515
Net cash used in financing activities	(46,371)	(60,745)

Effects of foreign currency exchange rates on cash, cash equivalents, and restricted cash and cash equivalents	19,006	(1,705)

Net change in cash, cash equivalents, and restricted cash and cash equivalents	519,397	350,448
Cash, cash equivalents, and restricted cash and cash equivalents, beginning of year	1,993,392	1,391,986
Cash, cash equivalents, and restricted cash and cash equivalents, end of period	$2,512,789	$1,742,434

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
Net Revenue and Net Bookings by Geographic Region, Distribution Channel, and Platform Mix
(in thousands)

	Three Months Ended December 31, 2020		Three Months Ended December 31, 2019
	Amount	% of Total	Amount	% of Total
Net revenue by geographic region
United States	$528,324	61%	$536,841	58%
International	332,565	39%	393,288	42%
Total net revenue	$860,889	100%	$930,129	100%

Net bookings by geographic region
United States	$491,530	60%	$499,983	56%
International	322,752	40%	388,196	44%
Total net bookings	$814,282	100%	$888,179	100%

	Three Months Ended December 31, 2020		Three Months Ended December 31, 2019
	Amount	% of Total	Amount	% of Total
Net revenue by distribution channel
Digital online	$728,510	85%	$700,321	75%
Physical retail and other	132,379	15%	229,808	25%
Total net revenue	$860,889	100%	$930,129	100%

Net bookings by distribution channel
Digital online	$664,412	82%	$690,558	78%
Physical retail and other	149,870	18%	197,621	22%
Total net bookings	$814,282	100%	$888,179	100%

	Three Months Ended December 31, 2020		Three Months Ended December 31, 2019
	Amount	% of Total	Amount	% of Total
Net revenue by platform mix
Console	$656,079	76%	$679,799	73%
PC and other	204,810	24%	250,330	27%
Total net revenue	$860,889	100%	$930,129	100%

Net bookings by platform mix
Console	$602,860	74%	$638,516	72%
PC and other	211,422	26%	249,663	28%
Total net bookings	$814,282	100%	$888,179	100%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
Net Revenue and Net Bookings by Geographic Region, Distribution Channel, and Platform Mix
(in thousands)

	Nine Months Ended December 31, 2020		Nine Months Ended December 31, 2019
	Amount	% of Total	Amount	% of Total
Net revenue by geographic region
United States	$1,502,397	59%	$1,361,981	58%
International	1,030,944	41%	966,448	42%
Total net revenue	$2,533,341	100%	$2,328,429	100%

Net bookings by geographic region
United States	$1,691,457	61%	$1,326,721	59%
International	1,076,609	39%	934,214	41%
Total net bookings	$2,768,066	100%	$2,260,935	100%

	Nine Months Ended December 31, 2020		Nine Months Ended December 31, 2019
	Amount	% of Total	Amount	% of Total
Net revenue by distribution channel
Digital online	$2,166,035	86%	$1,743,876	75%
Physical retail and other	367,306	14%	584,553	25%
Total net revenue	$2,533,341	100%	$2,328,429	100%

Net bookings by distribution channel
Digital online	$2,371,306	86%	$1,768,383	78%
Physical retail and other	396,760	14%	492,552	22%
Total net bookings	$2,768,066	100%	$2,260,935	100%

	Nine Months Ended December 31, 2020		Nine Months Ended December 31, 2019
	Amount	% of Total	Amount	% of Total
Net revenue by Platform Mix
Console	$1,909,033	75%	$1,766,431	76%
PC and other	624,308	25%	561,998	24%
Total net revenue	$2,533,341	100%	$2,328,429	100%

Net bookings by platform mix
Console	$2,087,109	75%	$1,688,231	75%
PC and other	680,957	25%	572,704	25%
Total net bookings	$2,768,066	100%	$2,260,935	100%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
ADDITIONAL DATA
(in thousands)

Three Months Ended December 31, 2020	Net revenue	Cost of goods sold- Internal royalties	Cost of goods sold- Software development costs and royalties	Cost of goods sold- Licenses	Cost of goods sold- Product costs	Selling and marketing
As reported	$860,889	$137,657	$83,514	$57,917	$67,156	$139,906
Net effect from deferrned net revenue and related cost of goods sold	(46,607)		1,240	4,617	3,991
Stock-based compensation			(13,100)			(4,131)
Amortization and impairment of acquired intangibles			(6,428)			(1,550)

Three Months Ended December 31, 2020	General and administrative	Research and development	Depreciation and amortization	Business reorganization	Interest and other, net	Gain on long- term investments, net
As reported	$98,624	$86,428	$14,007	$(377)	$1,098	$39,291
Net effect from deferrned net revenue and related cost of goods sold					(2,874)
Stock-based compensation	(15,538)	(8,347)
Amortization and impairment of acquired intangibles		(1,708)	(236)
Impact of business reorganization				377
Gain on long-term investments, net						(39,291)
Acquisition related expenses	(3,427)

Three Months Ended December 31, 2019	Net revenue	Cost of goods sold- Internal royalties	Cost of goods sold- Software development costs and royalties	Cost of goods sold- Licenses	Cost of goods sold- Product costs	Selling and marketing
As reported	$930,129	$166,432	$130,985	$48,717	$90,959	$137,068
Net effect from deferrned net revenue and related cost of goods sold	(41,950)		(6,990)	41	(3,031)
Stock-based compensation			(33,048)			(4,113)
Amortization and impairment of acquired intangibles			(3,295)

Three Months Ended December 31, 2019	General and administrative	Research and development	Depreciation and amortization	Business reorganization	Interest and other, net
As reported	$84,531	$82,520	$12,330	$(246)	$11,943
Net effect from deferrned net revenue and related cost of goods sold					(1,192)
Stock-based compensation	(14,911)	(11,327)
Amortization and impairment of acquired intangibles		(1,536)	(121)
Impact of business reorganization				246

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

ADDITIONAL DATA

(in thousands)

Nine Months Ended December 31, 2020	Net revenue	Cost of goods sold- Internal royalties	Cost of goods sold- Software development costs and royalties	Cost of goods sold- Licenses	Cost of goods sold- Product costs	Selling and marketing
As reported	$2,533,341	$479,524	$374,332	$206,880	$194,702	$338,376
Net effect from deferrned net revenue and related cost of goods sold	234,723		21,499	173	403
Stock-based compensation			(61,529)			(13,298)
Amortization and impairment of acquired intangibles			(14,122)			(2,067)

Nine Months Ended December 31, 2020	General and administrative	Research and development	Depreciation and amortization	Business reorganization	Interest and other, net	Gain on long- term investments, net
As reported	$292,230	$233,752	$40,116	($138)	$12,022	$38,636
Net effect from deferrned net revenue and related cost of goods sold					(5,300)
Stock-based compensation	(42,568)	(22,440)
Amortization and impairment of acquired intangibles		(4,945)	(519)
Impact of business reorganization				138
Gain on long-term investments, net						(38,636)
Acquisition related expenses	(5,939)

Nine Months Ended December 31, 2019	Net revenue	Cost of goods sold- Internal royalties	Cost of goods sold- Software development costs and royalties	Cost of goods sold- Product costs	Cost of goods sold- Licenses	Selling and marketing
As reported	$2,328,429	$339,312	$451,422	$225,162	$130,914	$378,455
Net effect from deferrned net revenue and related cost of goods sold	(67,494)		(46,310)	(20,584)	385
Stock-based compensation			(91,678)			(14,333)
Amortization and impairment of acquired intangibles			(10,310)

Nine Months Ended December 31, 2019	General and administrative	Research and development	Depreciation and amortization	Business reorganization	Interest and other, net
As reported	$236,023	$227,680	$35,611	$467	$30,422
Net effect from deferrned net revenue and related cost of goods sold					(381)
Stock-based compensation	(42,054)	(28,533)
Amortization and impairment of acquired intangibles		(4,642)	(365)
Impact of business reorganization				(467)
Acquisition related expenses	(367)

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURE

(in thousands)

	Nine months ended December 31,
	2020	2019
Net cash from operating activities	$787,661	$439,975
Net change in Restricted cash related to Operations (1)	66,671	107,888
Adjusted Unrestricted Operating Cash Flow	$854,332	$547,863

	FY 2021	FY 2020
Restricted cash beginning of period (4/1)	$635,728	$565,461
Less Restricted cash end of period (12/31)	862,957	457,573
Plus Restricted cash related to acquisitions	293,900	-
(1) Net change in Restricted cash related to Operations	$66,671	$107,888